                                                                   Exhibit 10.16




                         FORM OF DEVELOPMENT AGREEMENT

                                    BETWEEN

                                    _______

                                      AND

                       BCC DEVELOPMENT AND MANAGEMENT CO.


                                ________________



                                   _________

                               __________________

                                TABLE OF CONTENTS

                                       TO

                              DEVELOPMENT AGREEMENT

                                                                            Page
                                                                            ----

R E C I T A L S..............................................................

1.       ENGAGEMENT AND GENERAL DUTIES OF DEVELOPER..........................
         1.1.     Engagement of Developer....................................
         1.2.     Term of Agreement..........................................
         1.3.     Performance of Developer...................................
         1.4.     Project Manager............................................
         1.5.     Developer's Responsibilities for Costs and Expenses........
         1.6.     Description of Improvements................................

2.       SERVICES TO BE PROVIDED BY DEVELOPER................................
         2.1.     Project Plans..............................................
         2.2.     Construction Schedule......................................
         2.3.     Ownership of Improvement Plans.............................
         2.4.     Progress Meetings and Reports..............................
                  (a)      Meetings..........................................
                  (b)      Progress Report...................................
         2.5.     Compliance with Construction Schedule and Budget...........
         2.6.     Approvals and Permits......................................
         2.7.     Consultant Contracts.......................................
         2.8.     Construction Contract......................................
         2.9.     Developer's Construction Supervision.......................
                  (a)      Staffing and Supervision..........................
                  (b)      Coordination of Consultants.......................
                  (c)      Hazardous and Toxic Wastes........................
         2.10.    Change Orders..............................................
         2.11.    Payment Applications.......................................
                  (a)      Delivery of Documents.............................
                  (b)      Construction Schedule.............................
                  (c)      Utilities.........................................
                  (d)      Entitlements......................................
                  (e)      Application for Payment...........................
                  (f)      No Default........................................
                  (g)      Insurance.........................................
                  (h)      Property Located Off-Site.........................
         2.12.    Inspections and Construction Punch List....................
         2.13.    Financial Records..........................................

         2.14.    Protection and Safety......................................
         2.15.    As-Built Survey............................................

3.       REPRESENTATIONS AND WARRANTIES......................................
         3.1.     Developer's Representations and Warranties.................

4.       COMPENSATION OF DEVELOPER...........................................
         4.1.     Reimbursable Expenses......................................
         4.2.     Development Fees...........................................
         4.3.     Owner's Funding of Land Acquisition Costs and
                  Improvement Costs..........................................
         4.4.     Satisfaction of Initial Disbursement Conditions............
         4.5.     Shortages..................................................
         4.6.     Third-Party Servicer.......................................

5.       RESPONSIBILITIES OF OWNER...........................................
         5.1.     Cooperation................................................
         5.2.     Costs......................................................

6.       TERMINATION.........................................................
         6.1.     Events of Default..........................................
         6.2.     Take Over..................................................
         6.3.     Termination Upon Event of Default..........................
         6.4.     Actions Subsequent to Termination..........................

7.       INSURANCE PROVISIONS................................................
         7.1.     General Insurance Requirements.............................
         7.2.     Deductible Amounts.........................................
         7.3.     Insurance Types............................................
                  (a)      Workers' Compensation.............................
                  (b)      Comprehensive General Liability Insurance.........
                  (c)      Comprehensive Automobile Liability Insurance......
                  (d)      Improvements Insurance Coverage...................
                  (e)      Boiler and Machinery Insurance....................
         7.4.     Continued Coverage.........................................
         7.5.     Waiver of Subrogation......................................

8.       MISCELLANEOUS PROVISIONS............................................
         8.1.     Assignment.................................................
         8.2.     Amendment..................................................
         8.3.     Notices....................................................
         8.4.     Attorneys' Fees............................................
         8.5.     Entire Agreement...........................................
         8.6.     Governing Law..............................................
         8.7.     Severability...............................................
         8.8.     No Waiver..................................................

         8.9.     No Joint Venture...........................................
         8.10.    Successors and Assigns.....................................
         8.11.    Indemnity..................................................
         8.12.    Additional Documents.......................................
         8.13.    Subsurface Conditions......................................
         8.14.    Force Majeure..............................................
         8.15.    Counterparts...............................................



EXHIBITS

         A - Legal Description of Real Property
         B - Site Plan of Improvements
         C - Budget

                             DEVELOPMENT AGREEMENT



         THIS DEVELOPMENT AGREEMENT ("AGREEMENT") is made as of the ____ day of March, 1998 ("EXECUTION DATE") by and between _____________________________
____________________________ ("OWNER"), and BCC DEVELOPMENT AND MANAGEMENT CO., a Delaware corporation ("DEVELOPER"), with respect to the following Recitals:

                                R E C I T A L S:

         A. Owner is or will be, prior to the commencement of the undertakings contained herein, the owner of that certain real property located along _____ _____________________________________________ being more specifically described in Exhibit "A" attached hereto and by this reference incorporated herein, together with all improvements thereon and all appurtenances thereto (the "REAL PROPERTY").

         B. Pursuant to that certain Lease and Security Agreement (the "LEASE") of even date herewith by and between Owner, as landlord, and __________ _______________________ ("TENANT"), a Delaware limited liability company, as tenant, Owner has agreed to lease to Tenant, and Tenant has agreed to lease from Owner, inter alia, the Real Property, on terms and conditions as more specifically set forth in the Lease.

         C. Owner and Developer desire to construct on the Real Property a two
(2) story, 106 unit personal care home/assisted living facility (such type of facility being hereinafter sometimes referred to as a "FACILITY"), all as more particularly described in Paragraph 1.6 below (the "IMPROVEMENTS").

         D. _____________________________ a Delaware corporation and an
Affiliate of Developer ("MANAGER") will act as manager of the Facility to be constructed on the Real Property, pursuant to a management agreement by and between Tenant and Manager.

         E. Developer is experienced in the planning, development and operation of the type and quality of Facility contemplated by this Agreement.

         F. Owner and Developer desire to enter into this Agreement whereby Developer shall undertake certain duties in connection with the planning, design and development of the Improvements on the terms and conditions set forth in this Agreement.

         G. BALANCED CARE CORPORATION, a Delaware corporation ("GUARANTOR"), has agreed to guarantee Developer's duties and obligations under the Agreement, pursuant to that certain Guaranty of even date herewith by and between Guarantor and Owner.

         NOW, THEREFORE, with references to the foregoing Recitals and information, all of which are incorporated herein by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.   ENGAGEMENT AND GENERAL DUTIES OF DEVELOPER.

         1.1. ENGAGEMENT OF DEVELOPER. Owner hereby engages Developer, subject to the terms and conditions set forth in this Agreement, to perform the duties and obligations set forth in this Agreement, and Developer agrees to accept such engagement.

         1.2. TERM OF AGREEMENT. The term of this Agreement shall commence on the Execution Date and shall continue until the date on which all work, improvements and services described herein have been completed in accordance with the terms and provisions hereof. Notwithstanding the foregoing, this Agreement shall be subject to early termination in accordance with the terms and provisions of Paragraph 6.3 below.

         1.3. PERFORMANCE OF DEVELOPER. Developer accepts the relationship of trust and confidence established between Developer and Owner by this Agreement. Developer covenants with Owner to furnish its best skill and judgment and to cooperate with Owner, the Contractor (as defined in Paragraph 2.8 below) and any other contractors or subcontractors performing work on the Improvements, and the Architect (as defined in Paragraph 1.6 below) and any other designers, surveyors, engineers or consultants performing design or consulting services relating to the Improvements. Developer agrees to use its best efforts to perform its duties and obligations under this Agreement in an efficient, expeditious and economical manner, consistent with the best interests of Owner, and in such a manner so as to effect completion of the planning and construction of the Improvements within the time periods set forth herein and in the Lease.

         1.4. PROJECT MANAGER. Developer shall provide a project manager for the development of the Improvements who shall work such time on the development of the Improvements as shall be necessary or desirable to adequately perform the duties of Developer pursuant to this Agreement and shall be primarily responsible for keeping Owner informed as to the progress and status of the design, planning and construction of the Improvements.

         1.5. DEVELOPER'S RESPONSIBILITIES FOR COSTS AND EXPENSES. Except as otherwise specifically provided in this Agreement, Developer shall be responsible for payment of salaries, fringe benefit contributions, payroll taxes, withholding taxes and other taxes or levies in connection with Developer's employees, and Developer's accounting fees, office overhead, general and administrative fees and charges, legal fees and travel expenses not of direct benefit to the Improvements, telephone, facsimile and other telecommunication expenses, and document reproduction expenses.

         1.6. DESCRIPTION OF IMPROVEMENTS. The Improvements shall consist of the construction of the new building(s), depicted on the Design Drawings (as hereinafter defined), together with all site improvements, including, without limitation, parking, all as more particularly described in those certain plans and specifications (the "DESIGN DRAWINGS") prepared by _______________ (the "ARCHITECT"), dated ________________________, 1998 the drawing index of which is attached hereto as Exhibit "B" and by this reference incorporated herein. Developer covenants and agrees to cause the Improvements to be completed in compliance with all requirements of this Agreement.

         2.   SERVICES TO BE PROVIDED BY DEVELOPER.

         2.1. PROJECT PLANS. Owner acknowledges and agrees that Developer has delivered to it the Design Drawings and the budget (the "BUDGET") totaling $____________ attached hereto as Exhibit "C" (collectively, the "PROJECT PLANS"). Owner has approved the Design Drawings and the Budget delivered to Owner as of the date hereof. Developer agrees to construct the Improvements in accordance with the Project Plans, subject to such changes thereto as may be made in accordance with the procedures for change orders set forth in Paragraph
2.10 below; provided, however, Owner further agrees that any changes in the Project Plans which are intended to reduce the cost of construction but which will not have an adverse effect on the appearance of the buildings or the value or integrity of the Improvements shall not require Owner's approval but shall only require notice to Owner.

         2.2. CONSTRUCTION SCHEDULE. Developer has provided to Owner a construction schedule (the "CONSTRUCTION SCHEDULE"), which schedule shall include a detailed schedule indicating the projected timing and sequence of all matters relating to the development and construction of the Improvements, and the estimated completion dates for construction of the various components and improvements comprising the Improvements (the "WORK"). Developer agrees to construct the Improvements on a schedule consistent with that set forth in the Construction Schedule, subject to such changes thereto as may be made in accordance with the procedures for change orders set forth in Paragraph 2.10 below; provided, however, that Owner further acknowledges and agrees that any changes in the Construction Schedule which are intended to shorten the construction period shall not require Owner's approval but shall only require notice to Owner.

         2.3. OWNERSHIP OF IMPROVEMENT PLANS. All documents, plans, drawings and specifications prepared by or at the request of Developer in connection with the preparation of the Project Plans and the Construction Schedule, or otherwise in connection with the preliminary planning and development of the Improvements (collectively, the "IMPROVEMENT PLANS") shall be and remain the sole and exclusive property of Developer; provided, however, that Owner shall have the license and right to use the Design Drawings, Improvement Plans, and/or Project Plans with respect to the Work, the Facilities, the Improvements, and the Real Property. Owner shall not construct or cause to be constructed or participate in the construction of any improvements or facility based in whole or in part on the Improvement Plans or the Project Plans anywhere other than on the Real Property. Notwithstanding the foregoing, Owner may retain copies of the Improvement Plans and the Project Plans, and may distribute the same on a need to know and confidential basis to architects, engineers, attorneys and other agents of Owner for use in connection with the completion, maintenance, repair, alteration, modification or replacement of the Improvements built or to be built on the Real Property. Developer shall retain all rights to use all plans referred to herein for any other projects in its sole and absolute discretion.

         2.4. PROGRESS MEETINGS AND REPORTS.

              (a) MEETINGS. Developer shall schedule telephonic meetings with Owner as may be requested by Owner, but no more frequently than once per calendar month, to discuss the progress of the development and construction of the Improvements and to assess Developer's performance under and compliance with the requirements of this Agreement, including, without limitation, compliance with the approved Improvement Plans, and each component part thereof (including the Budget).

                  (b) PROGRESS REPORT. From time to time as may be requested by Owner, but no more frequently than once per calendar month, Developer shall provide Owner with a progress report (a "PROGRESS Report") in a form acceptable to Owner. The Progress Report shall be submitted within 15 days of Owner's request therefor and shall contain at least the following information:

                      (i) the status of all governmental permits and entitlements required for the development and construction of the Improvements (the "ENTITLEMENTS");

                      (ii) the status of all contracts to which Developer is a party, including, without limitation, agreements with architects, consultants and contractors performing or to perform work on or in connection with the Improvements;

                      (iii) the status of construction of the Improvements, including any updates to the construction schedules and key dates noted therein;

                      (iv) the status of compliance with the terms, contents and requirements of the approved Improvement Plans, including, without limitation, any variations or deviations (current or projected) from the Budget (Developer shall maintain and make available to Owner all supporting receipts, disbursement ledgers, journal entries and such other documents as may be requested by Owner); and

                      (v) such other information relating to the Improvements as Owner may reasonably require.

         2.5. COMPLIANCE WITH CONSTRUCTION SCHEDULE AND BUDGET. Developer shall promptly advise Owner if at any time it appears that development or construction of the Improvements may not be finished on or before the Completion Date (as hereinafter defined), or if it appears that the Budget will be exceeded. In such event, Developer shall make recommendations to Owner as to any appropriate corrective action to be taken, and will implement any such corrective action reasonably approved by Owner. For purposes of this Agreement, the term "COMPLETION DATE" shall refer to the date established for substantial completion of the construction of the Improvements in the schedule component of the Construction Schedule, which date shall be no later than thirteen (13) months after the Execution Date (exclusive only of customary and immaterial punch list items to be completed by the Contractor in the ordinary course). The Improvements shall be deemed substantially complete on the day that Developer and/or Manager provide to Owner evidence reasonably satisfactory to Owner of (i) the certification of the Architect that the Improvements have been constructed substantially in compliance with the Design Drawings approved by Owner, (ii) a governmental certificate of occupancy for human use and habitation or its equivalent for the Improvements, (iii) all licenses necessary for operation of the Improvements for its intended use as a Facility, and (iv) the delivery to Owner of the As-Built Survey (as defined in Paragraph 2.15 below).

         2.6. APPROVALS AND PERMITS. Developer shall process in a timely manner and diligently pursue all applications, plans and maps and all other Entitlements relating to the development and construction of the Improvements and obtain all necessary approvals and permits and other Entitlements required by governmental agencies having jurisdiction over the Real Property and/or any aspect of the construction and development of the Improvements, and shall cooperate and coordinate with Tenant, Manager, and applicable governmental authorities with respect to Tenant's obtaining of an operating license and other licenses or permits necessary for the operation of the Improvements as a Facility, including, without limitation, any related inspections and required alterations of the Improvements.

         2.7.     CONSULTANT CONTRACTS.

                  (a) In addition to the Architect, Developer shall select such other engineers, consultants or designers whose services are necessary or desirable in connection with the development and construction of the Improvements, including, without limitation, a landscape architect, soils engineer, structural engineer, mechanical engineer and civil engineer (such designers, consultants and engineers being collectively referred to in this Agreement as "CONSULTANTS"). Developer shall negotiate with the Consultants on an arms-length basis, on the most advantageous terms possible not in excess of industry standards, and shall prepare the contracts to be entered into between Developer and the various Consultants. No payment or reimbursement for work or services performed by any Consultant shall be made by Owner before a contract with such Consultant has been executed and delivered to Owner.

                  (b) Unless Owner otherwise agrees in writing, the Architect and all Consultants shall be required to maintain Professional Liability insurance (errors and omissions) in amounts no less than One Million and No/100 Dollars ($1,000,000) each and subject to deductibles no greater than Fifty Thousand and No/100 Dollars ($50,000.00), including prior acts and contractual liability. Unless such policies are written on an "occurrence" basis, the contracts with the Architect and the Consultants shall require the Architect and the Consultants to maintain such Professional Liability coverage in force for a period of five (5) years following substantial completion of the Improvements.

         2.8. CONSTRUCTION CONTRACT. Developer has selected ______________ ____ (the "CONTRACTOR") to undertake the construction of the Improvements. The construction contract(s) to be entered into between Developer and the Contractor (the "CONSTRUCTION CONTRACT") shall provide for a guaranteed maximum price and shall be in form and substance acceptable to Owner. The terms of the Construction Contract shall, unless otherwise consented by Owner, include, without limitation, the following provisions:

                  (a) The Contractor shall not be entitled to the payment of any fees relating to costs in excess of the guaranteed maximum cost unless based on approved change orders;

                  (b) Requests for change orders must be submitted and processed in accordance with the system for reviewing and processing change order requests approved by Owner pursuant to Paragraph 2.10 below;

                  (c) Application for payment must be submitted in accordance with the payment application procedures approved by Owner pursuant to Paragraph
2.11 below;

                  (d) Provision shall be made for customary hold-back of not less than ten percent (10%) of sums due the Contractor, and each subcontractor and material supplier, until completion of the work which is the subject of the contract pursuant to which payment is to be made; and

                  (e) Subject to the more specific provisions of the Construction Contract, Developer shall cause Contractor to procure and maintain at Contractor's own cost and expense, the following policies of insurance, with limits and deductibles (to the extent not specifically set forth herein) reasonably acceptable to Owner:

                      (i) Workers' Compensation Insurance and Employer's Liability Insurance, each with statutorily proscribed limits of coverage and otherwise in accordance with applicable law;

                      (ii) Comprehensive General Liability Insurance, including, but not limited to, coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, blanket contractual liability, owned, hired or non-owned vehicles, owner's protective liability, broad form property damage and severability of interest clause with limits of liability of $1,000,000.00 for each occurrence, combined single limit or current limit carried, whichever is greater;

                      (iii) The limits of liability of the insurance coverage specified in this Paragraph 2.8(e) may be provided by any combination of primary insurance policies and excess liability ("umbrella") insurance policies;

                      (iv) Contractor shall procure an endorsement naming Owner and Developer as additional named insureds;

                      (v) Contractor shall procure an Owner/Contractor Protective Endorsement insuring the interests of Owner and Developer; and

                      (vi) The Comprehensive General Liability insurance policy specified above shall provide that none of the required coverage may be reduced, modified, cancelled or terminated without thirty (30) days prior written notice to Owner.

         2.9.     DEVELOPER'S CONSTRUCTION SUPERVISION.

                  (a) STAFFING AND SUPERVISION. Developer shall maintain a competent and sufficient staff in accordance with the staffing plan to monitor, supervise and administer the progress of the Work in order, inter alia, to ensure compliance of the Work with the approved Improvement Plans, and in full compliance with applicable laws, rules and regulations affecting such Work.

                  (b) COORDINATION OF CONSULTANTS. Developer shall coordinate the activities of Architect, Contractor and all other Consultants performing work or services related to the Improvements so as to avoid any unnecessary duplication of effort or any unnecessary delay in the progress of the Work.

                  (c) HAZARDOUS AND TOXIC WASTES. Developer shall retain such consultants and specialists as well as use its best efforts to ensure that no materials or substances classified as hazardous or toxic under current federal or state laws, rules, regulations and ordinances are used in the construction of the Improvements, other than bonding materials, solvents, asphalt, diesel and gasoline fuel, paint, varnish, shellac and similar materials permitted by law in such construction. Developer shall use its best efforts to ensure compliance with all federal and state laws regulating the release, discharge, use, handling, storage, removal and/or transportation of toxic and hazardous wastes, substances and materials in connection with the construction of the Improvements, and each part thereof, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C., Section 9601 et seq.), and the Occupational Safety and Health Act (OSHA) (29 C.F.R. Part 1910). In furtherance of the foregoing, prior to commencement of the design or construction of the Improvements, Developer shall develop and implement such hazardous materials program with which it shall make the Contractor, Architect, all Consultants and each subcontractor and material supplier employed or under contract in any capacity in connection with the design, construction and operation of the Improvements aware, and shall regularly monitor the performance of such persons and use its best efforts to ensure that all such persons comply with such hazardous materials program, including, without limitation, the clean up, removal or other remedial work required as a result of any use, release or discharge of toxic or hazardous wastes, substances or materials. Developer shall include a provision in each contract with any of the aforementioned persons requiring that such persons immediately report all incidents or occasions involving the release or discharge of any toxic or hazardous wastes, substances or materials on the Real Property.

         2.10. CHANGE ORDERS. Developer shall develop and implement, subject to Owner's reasonable approval, a system for reviewing and processing construction change order requests, which system shall: (i) employ a written change order request form, and (ii) provide for prior written approval by Owner (except in emergencies, in which event any oral authorization by Owner shall subsequently be confirmed in writing). Developer shall make recommendations to Owner concerning necessary or desirable changes to the Work, shall review requests for change orders, shall submit recommendations to Owner concerning changes and shall, subject to Owner's approval, negotiate change orders with the Contractor. Except as specifically provided below, Developer shall not be authorized to issue change orders on behalf of Owner. Developer may issue a change order which
(i) is required by a governmental authority (provided, however, that if compliance with the order or direction of a governmental authority may be accomplished in more than one manner, then selection of the manner of compliance with the order of the governmental authority shall be subject to Owner's prior written approval), or (ii) does not (a) extend the Completion Date, (b) involve a change to the Budget of more than Fifty Thousand and No/100 Dollars ($50,000.00) for any one item or Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, (c) materially and adversely affect the exterior of the Improvements or otherwise materially and adversely affect any aspect of the aesthetics of the

Improvements. Notwithstanding anything else in this Paragraph 2.10 to the contrary or any approvals by Owner of any such change orders, Owner shall not under any circumstances be required to spend or disburse more than the total Development Advance amount authorized by Owner pursuant to Paragraph 4.3 below.

         2.11. PAYMENT APPLICATIONS. No disbursements shall be made by Owner to Developer unless Developer shall have satisfied all of the following conditions:

                  (a) DELIVERY OF DOCUMENTS. Developer shall provide Owner with a fully executed original of each of the following documents (unless otherwise indicated), in form and substance acceptable to Owner in the exercise of its reasonable discretion:

                           (i)     the Construction Contract, all other direct
contracts with respect to any work in connection with the Improvements which have been executed as of the date of such Application for Payment (as defined in Paragraph 2.11(e) below), and, if requested by Owner, each material subcontract (as determined by Owner) with respect to the Improvements which has been executed as of the date of such Application for Payment;

                           (ii)    an assignment of permits, licenses,
franchises and authorizations executed by Developer, as assignor, in favor of Owner, as assignee.

                           (iii)   an assignment of project agreements
("ASSIGNMENT OF PROJECT AGREEMENTS") executed by Developer, as assignor, in favor of Owner, as assignee, together with any consents to such Assignment of Project Agreements to be executed in favor of Owner pursuant to the terms therein; and

                           (iv)    if requested by Owner, such other collateral
assignments in favor of Owner of all other project agreements to which Developer is a party relating to the construction of the Improvements, together with consents to such assignments as are deemed appropriate by Owner.

                  (b) CONSTRUCTION SCHEDULE. Developer shall have provided Owner with the Construction Schedule, in form and substance acceptable to Owner in the exercise of its reasonable discretion.

                  (c) UTILITIES. Developer shall have obtained, and provided to Owner, evidence satisfactory to Owner that all utilities necessary for the construction and operation of the Improvements are available and are adequate to serve the Improvements for the intended use thereof and that all conditions to Developer's ability to utilize such utilities have been satisfied.

                  (d) ENTITLEMENTS. Developer shall have obtained, and provided to Owner, evidence satisfactory to Owner that all applicable Entitlements required from time to time have been obtained, and all applicable Entitlements required from time to time shall remain in full force and effect.

                  (e) APPLICATION FOR PAYMENT. Each application for payment shall be submitted on a form previously approved by Owner (the "APPLICATION FOR PAYMENT") and shall include a duly executed Architect's certification in favor of Owner that the Architect has examined such application for payment and has determined that the work for which such application was made was performed, to its best knowledge, in conformity with the Design Drawings and that the amount contained in such application is proper. Developer shall not deliver any such Application for Payment more than once per calendar month and each such Application for Payment shall request not less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) (including retainage), provided, however, the last disbursement may be in the amount of remaining funds in the Development Advance (as defined in Paragraph 4.2 below). Each such Application for Payment shall include the following:

                           (i)      a statement of the amount of the requested
payment;

                           (ii)     an itemized account of expenditures to be
paid or reimbursed from the requested disbursement, certified by an officer of Developer to be true and correct expenditures which have already been paid or are due and owing and for which no previous disbursement was made hereunder;

                           (iii)    copies of invoices or purchase orders from
each payee with an identifying reference to the Improvements, which invoices or purchase orders shall support the full amount of costs contained in the requested disbursement;

                           (iv)     a statement from Developer confirming that
the construction of the Improvements is proceeding in accordance with the Construction Schedule, the Design Drawings and the Budget, certified by an officer of Developer to be true and correct in all material respects;

                           (v)      unconditional mechanic's lien waivers and
releases from the Contractor and each subcontractor or material supplier providing work or materials for the Improvements which was the subject of the immediately preceding Application for Payment (on such form as may be required by Owner or Owner's title insurer for the Improvements);

                           (vi)     a conditional lien waiver and release
(conditioned solely upon payment) from the Contractor as to the current Application for Payment; and

                           (vii)    any other information or documentation Owner
shall reasonably require.

                  (f) NO DEFAULT. No Event of Default or no event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default, shall exist under this Agreement as of the date of Developer's Application for Payment, or as of the date of disbursement, which disbursement shall be made by Owner within ten (10) calendar days of Owner's receipt of an Application for Payment.

                  (g) INSURANCE. All insurance required hereunder shall remain in full force and effect.

                  (h) PROPERTY LOCATED OFF-SITE. Each Application for Payment containing a request for funds to pay for any item which is not then located on the Real Property shall specifically note the fact that the item(s) in question are located off-site, and Owner may decline to disburse funds in the exercise of Owner's reasonable discretion with respect to the same unless and until Owner has received all documentation required by Owner to assure Owner of its ownership interest therein.

         2.12. INSPECTIONS AND CONSTRUCTION PUNCH LIST. Developer shall conduct periodic inspections of the Work as necessary to process Applications for Payment or as may be necessary to monitor compliance of the Work with the requirements of the Design Drawings, the requirements of the Construction Schedule and the requirements of any applicable laws, codes, ordinances and regulations. Prior to processing Developer's final Application for Payment, Developer shall conduct a thorough inspection of the Improvements, shall prepare a detailed "punch list" which shall state any items which require installation or repair and shall name the party responsible for undertaking such maintenance or repair. Developer shall be responsible for ensuring that all punch list work is promptly and properly completed.

         2.13. FINANCIAL RECORDS. If and when requested by Owner, Developer shall provide to Owner detailed financial records relating to the costs incurred by, on account of or for the benefit of Owner in connection with the development and construction of the Improvements. All such financial records and reports shall be prepared in such form and detail as Owner may reasonably require.

         2.14. PROTECTION AND SAFETY. Developer shall take such reasonable actions as are necessary to maintain adequate protection of the Improvements and other property at the site or adjacent thereto from damage, injury or loss, and shall coordinate with the Contractor in taking all reasonable precautions for the safety of persons performing work on the Improvements or visiting the construction site for any purpose in connection with the development of the Improvements. Developer shall require the Contractor and all subcontractors to comply with all applicable provisions of federal, state and local safety laws and building codes and standards.

         2.15. AS-BUILT SURVEY. Upon completion of construction of the Improvements, Developer shall, at Developer's sole cost and expense, provide Owner with an as-built survey showing the Improvements (the "AS-BUILT SURVEY").

         3.       REPRESENTATIONS AND WARRANTIES.

         3.1. DEVELOPER'S REPRESENTATIONS AND WARRANTIES. Developer hereby represents and warrants the following for the benefit of Owner as of the Execution Date:

                  (a) Developer is experienced in managing the construction of real estate projects similar in kind and nature to the Improvements and has all the necessary licenses, if any, for the undertaking of such activities and the performance of its obligations hereunder;

                  (b) The services performed by Developer and Developer's employees, agents, representatives and subcontractors, shall be performed in a prompt, diligent, competent, professional and workmanlike manner, and shall be performed by and under the supervision of qualified personnel utilizing professionally accepted standards; and

                  (c) All materials and equipment to be furnished for the Improvements will be new unless otherwise agreed to in writing by Owner and shall be of quality and workmanship equal to or better than the quality of the materials and equipment incorporated in the Facility known as "Outlook Pointe at Harrisburg", located at 3560 North Progress Avenue, Harrisburg, Pennsylvania 17110.

                  (d) Developer hereby represents and warrants that it is duly licensed, qualified, and insured to provide the services (as defined herein) in the state where the Real Property is located, and will at all times during the Term of this Agreement, remain so licensed, qualified, and insured as required under the terms of this Agreement.

                  (e) The Developer is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, the Developer has the power, corporate and otherwise, to own or lease and operate its business and assets and conduct its business as such business is conducted. The Developer is duly qualified to do business as a domestic or foreign corporation and is in good standing in the State in which the Real Property is located.

                  (f) The Developer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This agreement has been duly executed and delivered by the Developer and is the legal, valid and binding obligation of the Developer enforceable against the Developer in accordance with its terms.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result (with or without the giving of notice or the passage of time, or both) in (a) a breach of, or a default under, any material term or provision of the Articles of Incorporation or Bylaws of the Developer, each as amended to date and presently ln effect, or any material agreement, lease, license, financial commitment or other document or arrangement to which the Developer is a party or by which the Developer is bound or affected, or (b) a violation by the Developer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Developer.

                  (h) Except for the Entitlements and other approvals and permits contemplated in Paragraph 2.6 above, no other consent, approval or authorization of, or declaration, filing or registration with any governmental entity or any other person is required to be made or obtained by the Developer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (i) There is no action, suit, inquiry, proceeding or investigation by or for any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Developer, which might undermine the validity of this Agreement or any action taken or to be taken by the Developer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, or which would have a material affect on this Agreement.

                  (j) All financial data concerning the Developer furnished to Owner is true and correct and fairly presents the financial position of the Developer as of the dates and for such periods represented. The Developer has sufficient financial ability and resources to permit the Developer to perform, when due, all of its obligations hereunder, and has provided satisfactory evidence of such ability and resources to Owner.

         4.       COMPENSATION OF DEVELOPER.

         4.1. REIMBURSABLE EXPENSES. Subject to the terms and conditions under this Agreement, including, without limitation, the Application for Payment procedures in Paragraph 2.11 above, Owner agrees to reimburse Developer for all amounts paid to third parties on Owner's behalf pursuant to the fulfillment of the terms of this Agreement, provided that the amounts paid by Developer are consistent with the Budget, as it may be amended from time to time (the "REIMBURSABLE EXPENSES").

         4.2. DEVELOPMENT FEES. Owner shall pay to Developer Development Fees in accordance with this Paragraph 4.2. For purposes of this agreement, the term "DEVELOPMENT FEES" shall mean an amount equal to __________________ _________________________________________. The Development Fees shall be payable by Owner to Developer in accordance with the following schedule: (i) an amount equal to sixty-five percent (65%) of the Development Fees shall be paid on the Execution Date, and (ii) the remaining Development Fees shall be paid no later than the thirtieth (30th) day following Owner's receipt of written notice from Developer that the Improvements have been substantially completed together with all evidence of substantial completion required pursuant to the last sentence of Paragraph 2.5 of this Agreement; provided, however, if Owner determines, in its reasonable discretion, that the Improvements have not been substantially completed, Owner shall have the right to withhold payment of the remaining Development Fees until such time as the Improvements have, in Owner's reasonable discretion, been substantially completed.

         4.3. OWNER'S FUNDING OF LAND ACQUISITION COSTS AND IMPROVEMENT COSTS. Subject to the provisions of this Agreement and the Lease, Owner agrees to disburse up to but no more than the sum of ________________________________ ______________________________ toward the total of (a) the cost of the
Improvements, inclusive of the accrual of rent with respect thereto as provided under the Lease, all Reimbursable Expenses attributable for such Improvements, and the Development Fees (collectively, the "DEVELOPMENT ADVANCE") and (b) the costs associated with the acquisition of the Real Property (the "LAND ACQUISITION COSTS"). The Development Advance shall not be increased for any reason without the express written consent of Owner, which consent shall be at the sole discretion of Owner, and Owner's approvals of any change orders as contemplated in Paragraph 2.10 above shall not constitute a consent to increase the Development Advance. Owner reserves the right to make disbursements of the Development Advance directly to Developer, jointly to Developer and to its vendors, subcontractors and materialman and/or directly to Developer's vendors, subcontractors and materialmen. Owner reserves the right to pay the Land Acquisition Costs directly to the seller of the Real Property and to other appropriate parties.

         4.4. SATISFACTION OF INITIAL DISBURSEMENT CONDITIONS. The conditions set forth in Paragraphs 2.11(a), (b), (c) and (d) above shall be satisfied by Developer no later than the Execution Date, except as otherwise permitted by Owner in Owner's sole and absolute discretion. Any such conditions not required to be satisfied on or before the Execution Date shall be satisfied within ten
(10) calendar days after written request therefor made by Owner to Developer.

         4.5. SHORTAGES. Owner shall have the right at any time and in the reasonable exercise of Owner's judgment to determine whether the actual costs for construction (including, without limitation, all accrual of rent with respect thereto as provided under the Lease) of the Improvements are greater than Owner has approved, and Developer shall, within ten (10) days after notice from Owner that the Development Advance will be insufficient to fully complete the Improvements and pay all costs for such completion, deposit with Owner cash in the amount of the shortage. Interest shall be paid by Owner at prevailing money market rates on amounts deposited with Owner pursuant to this Paragraph
4.5. Any cash deposited by Developer pursuant to this Paragraph 4.5 shall be fully disbursed by Owner prior to disbursing any portion of the Development Advance.

         4.6. THIRD-PARTY SERVICER. Developer hereby acknowledges and agrees that Owner may, at its election, require that any or all disbursements of the Development Advance be made through a third-party disbursement and inspection service. If Owner so elects, Owner shall provide written notice to Developer and all reasonable costs and expenses relating to such third-party service, including, without limitation, all administration and inspection charges, shall be paid by Developer. Owner shall provide Developer with an invoice detailing the costs, expenses and charges of such third-party service.

         5.   RESPONSIBILITIES OF OWNER.

         5.1. COOPERATION. Owner shall reasonably cooperate with Developer by executing any and all documents, agreements, contracts, permits, applications and other documentation approved by Owner in accordance with the terms of this Agreement and reasonably necessary in connection with procuring the necessary Entitlements and accomplishing the planning and design of the Improvements. Whenever pursuant to this Agreement the consent or approval of Owner is required, Owner shall either designate a representative to act on its behalf or use its best efforts to examine documents submitted by Developer and to render decisions pertaining thereto promptly, in order to avoid unreasonable delay in the progress of the work hereunder. In the event Owner fails to approve or consent to any matter requiring its consent, Owner shall notify Developer in writing in reasonable detail the reasons for such disapproval together with a statement of what, if anything, could be done to obtain the consent or approval of Owner. Unless indicated otherwise, wherever in this Agreement the consent or approval of Owner is required, Owner agrees not to unreasonably withhold such consent or approval.

         5.2. COSTS. Owner shall not be responsible for any costs in excess of the Development Advance or that are not expressly provided for herein, reflected in the approved Budget or otherwise approved in advance by Owner.

         6.       TERMINATION.

         6.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF Default" under this Agreement:

                  (a) Developer shall fail to observe, perform or comply with any material term, covenant, agreement or condition of this Agreement which is to be observed, performed or complied with by Developer hereunder, including, without limitation, failure to develop or construct the Improvements in substantial accordance with this Agreement, including, without limitation, the Improvement Plans or the Budget, if such failure shall continue uncured for fifteen (15) business days after Owner gives Developer written notice of any failure and specifies the nature of such failure. If such failure is not susceptible of being cured within said fifteen (15) business day period, such failure shall not constitute an Event of Default if Developer commences curative action within said fifteen (15) business day period and thereafter diligently prosecutes such curative action to completion; provided, however, no such default shall continue for more than ninety (90) calendar days from Developer's deemed receipt of a notice of default from Owner.

                  (b) Developer shall commit any fraud, misrepresentation, breach of fiduciary duty, willful misconduct or intentional breach of a provision of this Agreement;

                  (c) Developer or Guarantor shall (i) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of all or substantially all of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or if any voluntary petition in bankruptcy or similar proceeding shall be filed against Developer or Guarantor seeking its reorganization, liquidation, or appointment of a receiver, trustee, or liquidator for all or substantially all of its assets, and such petition shall not be dismissed within sixty (60) calendar days after the filing thereof; or

                  (d) The occurrence of a default under the Lease which is not cured within any applicable cure period provided for therein.

                  (e) Developer fails to make prompt payment to the contractor, subcontractors, laborers, or material suppliers for labor performed on or materials furnished with respect to the Improvements; provided, however, Developer or Owner shall have the right, but not the obligation, to protest the amount or payment of any such liabilities; provided, further, that in the event of any such protest by Developer, Owner shall not incur any expense because of any such protest and Developer shall diligently and continuously prosecute any such protest. In the event Owner pays such liability directly to the applicable third party, Developer hereby agrees to pay to the Owner an amount equal to the amount of such payment by Owner, which payment by Developer shall be due and payable to Owner on or before the thirtieth (30th) calendar day following Developer's deemed receipt of a written notice from Owner (pursuant to the notice provisions under this Lease) that Owner has made such payment. Developer shall have the right, but not the obligation, to protest the amount or payment of such liability (in whole or in part) against the applicable third-party recipient of such payment, and Owner will cooperate fully with Developer in regard to such protest; provided, however, that in the event of any protest by Developer, Owner shall not incur any expense because of such protest; provided, further Developer shall diligently and continuously prosecute any such protest. To the fullest extent permitted by law, Developer agrees to protect, indemnify, defend and save harmless Owner, its Affiliates and their respective directors, officers, shareholders, agents, and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, interest, or other damages (including, without limitation, punitive or consequential damages, reasonable attorneys' fees, and expenses) arising out of or due to any protest by Developer pursuant to this Paragraph 6.1(e), regardless of whether such items arise from the sole liability of Owner or from the joint liability of Owner and Developer. Upon receiving notice of or information concerning any suit, claim or demand asserted by a third party that Owner believes is covered by the indemnity set forth in this Paragraph 6.1(e), Owner shall give Developer notice of same. Developer shall defend Owner against such matter at Developer's sole cost and expense with legal counsel reasonably satisfactory to Owner; or

                  (f) Developer persistently disregards or fails to comply with any law or ordinance relating to the Improvements or the completion of the Improvements; or

                  (g) Developer suspends or fails to perform work relating to construction of the Improvements for fifteen (15) consecutive business days for any reason other than acts of God or other causes or events described in Paragraph 8.14 below or such work ceases for sixty (60) consecutive calendar days for any reason; or

                  (h) Developer is enjoined by any court or other government agency from constructing the Improvements or performing any obligations hereunder and such injunction continues unreleased and unstayed for forty-five
(45) consecutive calendar days; or

                  (i) Developer or Guarantor is dissolved or liquidated or merged with or into any other person or entity; or for any period of more than ten days Developer or Guarantor ceased to exist in its present form and (where applicable) in good standing and duly qualified under the laws of the jurisdiction of its incorporation or formation, or ceased to be authorized to do business and in good standing in the State in which the Real Property is located; or all or substantially all of the assets of the Developer or Guarantor are sold or otherwise transferred.

         6.2. TAKE OVER. If an Event of Default occurs, Owner shall have the right, but not the obligation, without relieving Developer of its obligation to pay any shortage pursuant to Paragraph 4.5 above, to assume control of the construction activities needed to meet any governmental conditions for issuance of a certificate of occupancy for the Improvements.

         6.3. TERMINATION UPON EVENT OF DEFAULT. In addition to any other rights or remedies available to Owner under the Lease, at law or in equity, Owner shall have the right to terminate this Agreement upon written notice to Developer upon the occurrence of an Event of Default.

         6.4. ACTIONS SUBSEQUENT TO TERMINATION. Within thirty (30) days after any termination of this Agreement, Developer shall promptly account for and deliver to Owner any monies due Owner under this Agreement and shall deliver to Owner or to such other person as Owner shall designate in writing, to the extent permitted by applicable law, (i) all permits, plans, licenses, warranties, contracts and other documents pertaining to the Improvements and in the possession or control of Developer; (ii) all insurance policies, bills of sale or other documents evidencing title or rights of Owner; and (iii) any other materials, supplies, equipment, keys, books and records pertaining to this Agreement or to the Improvements, whether in possession of Developer or a party engaged by Developer pursuant to the provisions hereof. Developer shall also furnish all such information, take all such other action and shall cooperate with Owner as Owner shall reasonably require in order to effectuate an orderly and systematic termination of Developer's duties and activities hereunder. All personal property (including capital equipment, hardware, trade and non-trade fixtures, materials and supplies) acquired pursuant to this Agreement, whether paid for directly by Owner or by way of reimbursement to Developer, shall at all times be the personal property of Owner and shall remain on the Real Property after such termination.

         7.   INSURANCE PROVISIONS.

         7.1. GENERAL INSURANCE REQUIREMENTS. All insurance provided for in this Agreement shall be maintained under valid and enforceable policies issued by insurers or reinsurers of recognized responsibility, licenses (either admitted or not admitted) to do business in the State of Pennsylvania, having a general policyholders rating of not less than "A-11", and a financial rating of not less than XII in the then most current Best's Insurance Report, and an overall performance rating of "excellent." Any and all policies of insurance required under this Agreement shall name Owner as an additional insured and shall be on an "occurrence" basis. In addition, Owner shall be shown as the loss payable beneficiary under the property insurance policy maintained by Developer pursuant to Paragraph 7.3 below. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name Owner and Developer as their interests may appear and allocate to the Real Property the full amount of insurance required hereunder. Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Agreement and showing the interest of Owner shall be filed with Owner prior to the commencement of the term of this Agreement and shall provide that the subject policy may not be canceled except upon not less than thirty (30) calendar days prior written notice to Owner. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Owner not less than thirty (30) calendar days prior to the expiration dates of the policies. Any claims under any policies of insurance described in this Agreement shall be adjudicated by and at the expense of Developer or of its insurance carrier, but shall be subject to joint control of Developer and Owner. Developer shall not commence any work or perform any services, or permit any other person to commence any work or perform any services, under this Agreement or in connection with the development or construction of the Improvements until Developer obtains and maintains all insurance required to be obtained by Developer under this Agreement, and requires all others performing work in connection with the Improvements to obtain all insurance such persons are required to obtain and maintain pursuant to this Agreement. Developer shall obtain and provide to Owner evidence of insurance carried by all persons contracting with or for the benefit of Developer or Owner in connection with the development and construction of the Improvements.

         7.2. DEDUCTIBLE AMOUNTS. The policies of insurance which Developer is required to provide or to cause to be provided under this Agreement will not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

         7.3. INSURANCE TYPES. Developer shall maintain insurance coverage which complies with the following minimum requirements:

                  (a) WORKERS' COMPENSATION. Developer shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain workers' compensation insurance against claims for injuries sustained by Developer's employees in the course of their employment.

                  (b) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Developer shall maintain comprehensive general liability insurance, on an "occurrence" basis, with deductibles approved by Owner, with a combined single limit of Five Million Dollars ($5,000,000) (or current limit carried, whichever is greater, including coverage for bodily injury or death, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations (renewed annually for ten (10) years after completion of the construction of the Improvements), blanket contractual liability, owner's protective liability, broad form property damage, cross liability and severability of interest clauses, personal injury for groups of offenses A, B and C with exclusion (c) deleted, and explosion, collapse and underground hazards (X,C.U).

                  (c) COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE. Developer shall maintain comprehensive automobile liability insurance covering all owned, hired, leased and non-owned vehicles, including automobiles, trucks and all other motor vehicles utilized by Developer in connection with the Improvements and the services required or performed pursuant to this Agreement, with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000) or current limit carried, whichever is greater.

                  (d) IMPROVEMENTS INSURANCE COVERAGE. Developer shall maintain or cause to be maintained an "all risk" builder's risk policy covering loss or damage to the Improvements, and including, without limitation, loss or damage to materials in storage and while in transit. The policy shall include as insured property scaffolding, false work and temporary buildings located at the Real Property, in the amount of the full replacement cost thereof, together with loss of earnings coverage insuring against delays in occupancy of the Improvements.

                  (e) BOILER AND MACHINERY INSURANCE. Developer shall maintain or cause to be maintained boiler and machinery insurance covering loss or damage to covered objects when such fixtures and equipment, if any, are connected and ready for use.

         7.4. CONTINUED COVERAGE. Notwithstanding the expiration or early termination of this Agreement, Developer shall maintain insurance coverage such that the insurance provisions of this Agreement shall survive such expiration or early termination of this Agreement and Developer's insurance carriers shall remain obligated under the policies for all occurrences that arise that are within the scope of the requirements of insurance coverage set forth in this Agreement.

         7.5. WAIVER OF SUBROGATION. Owner and Developer hereby waive any rights each may have against the other on account of any loss or damage occasioned to Owner or Developer, as the case may be, arising from any risk covered by the insurance maintained under this Agreement. Owner and Developer each, on behalf of their respective insurance companies, waive any right of subrogation that such insurance company may have against Owner or Developer, as the case may be. The foregoing waivers of subrogation shall be operative only so long as available in the State of Pennsylvania and so long as such waivers do not invalidate any such policy. Such waivers of subrogation shall not extend to Owner's or Developer's rights (i) to the proceeds of such insurance, or (ii) to payment for damages as set forth in Paragraph 8.11 below in connection with the indemnification of Owner or Developer therein contained.

         8.       MISCELLANEOUS PROVISIONS.

         8.1. ASSIGNMENT. Developer acknowledges the relationship of trust and confidence created by this Agreement between Developer and Owner, and covenants and agrees that it will not voluntarily or involuntarily, directly or indirectly, sell, assign, hypothecate, pledge or otherwise transfer or dispose of all or any portion of its interest in this Agreement to any third party without the prior written consent of Owner, which may be withheld in Owner's sole discretion. Any sale of controlling interest in Developer to any third party without the prior written consent of Owner shall be deemed an assignment of this Agreement. Any attempted sale, assignment, hypothecation, pledge or other transfer without such consent shall be void.

         8.2. AMENDMENT. This Agreement may be amended from time to time only by a writing executed by Owner and Developer.

         8.3. NOTICES. All notices, demands, certificates, requests, consents, approvals and other communications required or provided by this Agreement shall be in writing and shall be sent by personal delivery or by either (i) United States registered or certified mail, return receipt requested, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:


         If to Owner:    ____________________________________
                         610 Newport Center Drive, Suite 1150
                         Newport Beach, California  92660
                         Attn:  President and General Counsel

         With a copy to:   Cordray & Goodrich
                           3306 Sul Ross
                           Houston, Texas 77019
                           Attn: Howard F. Cordray, Jr.

         If to Developer:  BCC Development and Management Co.
                           c/o Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn: Brian L. Barth, Vice President Development

         With a copy to:   Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Attn:  Legal Department

         With a copy to:   Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, PA 15222
                           Attn: Steven J. Adelkoff

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Such addresses may be changed by notice to the other parties given in the same manner as provided above. If any party is not an individual, notice may be made to any officer, general partner or principal thereof.

         8.4. ATTORNEYS' FEES. In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and charges, incurred therein by the prevailing party.

         8.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations between the parties with respect thereto.

         8.6. GOVERNING LAW. This Agreement shall be enforced, governed by, and construed in accordance with the laws of the state in which the Real Property is located.

         8.7. SEVERABILITY. If any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement, including the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby; provided, however, if the foregoing would produce a result which is clearly contrary to the intentions of the parties as reflected in this Agreement, then the invalid or unenforceable term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable consistent with the intentions of the parties and, as so modified, such portion and the remainder of this Agreement shall continue in full force and effect.

         8.8. NO WAIVER. No failure or delay of a party in the exercise of any right given to such party hereunder or by law shall constitute a waiver thereof, nor shall any single or partial exercise of any such right preclude other further exercise thereof or of any other right. The waiver by a party of any breach of any provision hereof shall not be deemed to be a waiver of any subsequent breach thereof, or of any breach of any other provision hereof.

         8.9. NO JOINT VENTURE. Owner shall not and does not by this Agreement in any way or for any purpose become a partner of Developer in the conduct of its business, or otherwise, or a joint venturer of or a member of a joint enterprise with Developer, or an Employer of Developer, it being understood and agreed between Owner and Developer that Developer is and shall be, for all purposes of this Agreement, an independent contractor of Owner. Developer agrees that, upon request of Owner, Developer shall execute and deliver to Owner a quitclaim deed in recordable form pursuant to which Developer remises, releases and forever quitclaims to Owner the Real Property and the improvements located thereon (other than its leasehold interest therein arising out of the Lease). Owner shall have the right to record such quitclaim deed in the Official Records of the county in which the Real Property is located.

         8.10.    SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph
8.1 above, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

         8.11. INDEMNITY. To the fullest extent permitted by law, each of the parties agrees to indemnify, hold harmless and defend the other party (the "INDEMNITEE") (through legal counsel reasonably approved by the Indemnitee) from any and all liability, loss, cost, expense, damage and attorneys' fees resulting from or arising out of the negligent acts or omissions, willful misconduct or Events of Default, of such indemnifying party, its staff members, employees, agents and representatives, in connection with the performance by such indemnifying party of its services under this Agreement, including, without limitation, any claim, liability, loss or expense arising out of the use, release, discharge, storage, handling, transportation or clean up of any toxic or hazardous wastes, substances, materials, or underground storage tanks, in the construction of the Improvements.

         8.12. ADDITIONAL DOCUMENTS. Developer and Owner will, whenever and as often as requested by the other party hereto, execute or cause to be executed all such instruments or agreements as may be reasonably necessary in order to carry out the purpose of this Agreement and shall take such other actions as are reasonably necessary to carry out the intent and purpose of this Agreement.

         8.13. SUBSURFACE CONDITIONS. Developer acknowledges that Owner is relying on Developer for the identification of all subsurface conditions and aspects of site geology that should be taken into account in the design and construction of the Improvements.

         8.14. FORCE MAJEURE. Any time limits provided for either party's performance under this Agreement shall be extended for and throughout such period of time as such performance is prevented or delayed due to strikes, lockouts, acts of government, acts of God, wars, riots, civil insurrection or abnormal force of elements or other causes (except financial) beyond the parties' reasonable control and which the affected party could not have reasonably foreseen and provided against; provided, however, that in no event shall any such extension be deemed to have occurred unless (a) the party whose performance is delayed shall have given notice to the other party within ten
(10) days after the occurrence of the event of delay, setting forth the facts giving rise to such extension, and (b) the applicable period or periods of time within which such other party may exercise its rights hereunder shall be commensurately extended. The party whose performance is delayed shall give prompt written notice to the other party of the cessation of the event or condition giving rise to such delay.

         8.15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

"DEVELOPER"                                "OWNER"

BCC DEVELOPMENT AND                        _____________________________
MANAGEMENT CO.,                            _____________________________
a Delaware corporation

By:_______________________________         By:_________________________________
Name:_____________________________         ____________________________________
Title:____________________________